SCHEDULE 14C INFORMATION
INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
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MERCER FUNDS
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mercer FUNDS

Mercer US Small/Mid Cap Growth Equity Fund

99 High Street

Boston, Massachusetts 02110

July 24, 2014

Dear Shareholder:

We are pleased to notify you of a change involving the Mercer US Small/Mid Cap Growth Equity Fund (the “Fund”), a series of Mercer Funds (the “Trust”). Specifically, the portfolio management team previously of Delaware Investments Fund Advisers (“DIFA”) that was responsible for managing DIFA’s allocated portion of the Fund (the “Focus Growth Team”), formed a new separate investment advisory firm, Jackson Square Partners, LLC (“Jackson Square”). In connection with the transition of the Focus Growth Team into Jackson Square, the Board of Trustees of the Trust (the “Board”) approved the hiring of Jackson Square to serve as a subadvisor to the Fund thereby replacing DIFA. In conjunction with this appointment, the Board has approved a new subadvisory agreement between Mercer Investment Management, Inc., the Fund’s investment advisor (“Mercer” or the “Advisor”), on behalf of the Fund, and Jackson Square (the “Jackson Square Subadvisory Agreement”). As was previously communicated to you via a supplement to the Trust’s prospectus, dated May 1, 2014, Jackson Square began managing the allocated portion of the Fund formerly managed by DIFA on that date.

I encourage you to read the attached Information Statement, which provides, among other information, details regarding Jackson Square and the Jackson Square Subadvisory Agreement and a discussion of the factors that the Board considered in approving the Jackson Square Subadvisory Agreement.

Sincerely,

Richard L. Nuzum, CFA
Trustee, President, and Chief Executive Officer
Mercer Funds

MERCER FUNDS

Mercer US Small/Mid Cap Growth Equity Fund

99 High Street

Boston, Massachusetts 02110

Information Statement

This Information Statement (the “Statement”) is being furnished on behalf of the Board of Trustees (the “Board”) of Mercer Funds (the “Trust”) to inform shareholders of the Mercer Small/Mid Cap Growth Equity Fund (the “Fund”) about the recent hiring a new subadvisor to the Fund, Jackson Square Partners, LLC (“Jackson Square”  or the “Subadvisor”). Jackson Square is a new investment advisory firm formed by the portfolio management team previously of Delaware Investments Fund Advisers (“DIFA”) responsible for managing DIFA’s allocated portion of the Fund (the “Focus Growth Team”). In connection with the transition of the Focus Growth Team into Jackson Square, the Board of Trustees of the Trust (the “Board”) approved the hiring of Jackson Square to serve as a subadvisor to the Fund thereby replacing DIFA. In conjunction with this appointment, the Board approved a new subadvisory agreement between Mercer Investment Management, Inc., the Fund’s investment advisor (“Mercer” or the “Advisor”), on behalf of the Fund, and Jackson Square (the “Jackson Square Subadvisory Agreement”). The Subadvisor began managing the allocated portion of the Fund formerly managed by DIFA on May 1, 2014.

The hiring of Jackson Square was approved by the Board upon the recommendation of Mercer, without shareholder approval, as is permitted by the exemptive order of the U.S. Securities and Exchange Commission (the “SEC”), dated December 28, 2005 (the “Exemptive Order”), issued to the Trust and the Advisor.

This Statement is being mailed on or about July 28, 2014 to shareholders of record of the Fund as of June 30, 2014.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

INTRODUCTION

Mercer is the investment advisor to the series of the Trust, including the Fund. The Advisor uses a “manager of managers” approach in managing the assets of the Trust’s series. This approach permits Mercer to hire, terminate, or replace subadvisors that are unaffiliated with the Trust or the Advisor, and to modify material terms and conditions of subadvisory agreements relating to the management of the series. Section 15(a) of the Investment Company Act of 1940, as amended (the “1940 Act”), generally requires the shareholders of a mutual fund to approve an agreement pursuant to which a person serves as the investment advisor (or as a subadvisor) to the mutual fund. The Trust and the Advisor have obtained the Exemptive Order, which permits the Trust and the Advisor, subject to certain conditions and approval by the Board, to hire and retain unaffiliated subadvisors and to modify subadvisory arrangements with unaffiliated subadvisors without shareholder approval. Under the Exemptive Order, the Advisor may act as a manager of managers for some or all of the series of the Trust, and the Advisor supervises the provision of portfolio management services to the series by various subadvisors.

The Exemptive Order allows the Advisor, among other things, to: (i) continue the employment of a current subadvisor after events that would otherwise cause an automatic termination of a subadvisory agreement with the subadvisor, and (ii) reallocate assets among current or new subadvisors. The Advisor has ultimate responsibility (subject to oversight by the Board) to supervise the subadvisors and recommend the hiring, termination, and replacement of the subadvisors to the Board.

Consistent with the terms of the Exemptive Order, the Board, including a majority of the Trustees who are not “interested persons” (as that term is defined in the 1940 Act) of the Trust or of the Advisor (the “Independent Trustees”), at the Board meeting held on April 29, 2014 (the “Meeting”), (i) appointed Jackson Square to serve as a subadvisor to the Fund, and (ii) approved the Jackson Square Subadvisory Agreement between the Advisor, on behalf of the Fund, and Jackson Square. Jackson Square is independent of the Advisor and discharges its responsibilities subject to the oversight and supervision of the Advisor. The Subadvisor is paid by the Advisor and not by the Fund. No increase in the advisory fees paid by the Fund to the Advisor resulted from the appointment of Jackson Square as a subadvisor to the Fund, or from the implementation of the Jackson Square Subadvisory Agreement.

The Trust and the Advisor have agreed to comply with certain conditions when acting in reliance on the relief granted in the Exemptive Order. These conditions require, among other things, that within ninety (90) days of the hiring of a subadvisor, the affected series will notify the shareholders of the series of the changes. This Statement provides such notice of the changes and presents details regarding Jackson Square and the Jackson Square Subadvisory Agreement.

THE ADVISOR

The Advisor, a Delaware corporation located at 99 High Street, Boston, Massachusetts 02110, serves as the investment advisor to the Fund. The Advisor is an indirect, wholly owned subsidiary of Marsh & McLennan Companies, Inc., 1166 Avenue of the Americas, New York, New York 10036. The Advisor is registered as an investment adviser with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Advisor is an affiliate of Mercer Investment Consulting, Inc., an investment consultant with more than thirty years’ experience reviewing, rating, and recommending investment managers for institutional clients.

The Advisor provides investment advisory services to the Fund pursuant to the Investment Management Agreement, dated July 1, 2005, between the Trust and the Advisor (the “Management Agreement”). The Trust employs the Advisor generally to manage the investment and reinvestment of the assets of the Fund. In so doing, the Advisor may hire one or more subadvisors to carry out the investment program of the Fund (subject to the approval of the Board). The Advisor continuously reviews, supervises, and (where appropriate) administers the investment program of the Fund. The Advisor furnishes periodic reports to the Board regarding the investment program and performance of the Fund.

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Pursuant to the Management Agreement, the Advisor has overall supervisory responsibility for the general management and investment of the Fund’s investment portfolio, and, subject to review and approval by the Board: (i) sets the Fund’s overall investment strategies; (ii) evaluates, selects, and recommends subadvisors to manage all or a portion of the Fund’s assets; (iii) when appropriate, allocates and reallocates the Fund’s assets among subadvisors; (iv) monitors and evaluates the performance of the Fund’s subadvisors; and (v) implements procedures to ensure that the subadvisors comply with the Fund’s investment objective, policies, and restrictions.

For these services, the Fund pays the Advisor a fee calculated at an annual rate of 0.90% of assets up to $750 million and 0.88% of assets in excess of $750 million of the Fund’s average daily net assets. Prior to June 30, 2014, the Trust, with respect to the Fund, and the Advisor had entered into a written contractual fee waiver and expense reimbursement agreement pursuant to which the Advisor agreed to waive a portion of its fees and/or to reimburse expenses of the Fund to the extent that the Fund’s expenses (not including brokerage fees and expenses, interest, and extraordinary expenses) exceeded certain levels. After giving effect to the fee waiver and expense reimbursement agreement, the Advisor received advisory fees of $3,647,916 from the Fund for the fiscal year ended March 31, 2014. The expense reimbursement agreement expired effective June 30, 2014. The aggregate compensation paid by the Advisor to all subadvisors to the Fund during the last fiscal year ended March 31, 2014 was $2,499,873, representing 0.61% of the Fund’s average net assets during that period.

Several officers of the Trust are also officers and/or employees of the Advisor. These individuals and their respective positions are: Richard L. Nuzum serves as President, Chief Executive Officer, and Trustee of the Trust and as President and North America Business Leader of Mercer’s Investment Management Business; Thomas Murphy serves as Vice President of the Trust and as President of the Advisor; Richard S. Joseph serves as Vice President, Treasurer, and Chief Financial Officer of the Trust and as Chief Operating Officer of the Advisor; Scott M. Zoltowski serves as Vice President, Chief Legal Officer, and Secretary of the Trust and as Chief Counsel-Investments of the Advisor; Colin Dean serves as Vice President and Assistant Secretary of the Fund and as Legal Counsel-Investments of the Advisor; Stan Mavromates serves as Vice President and Chief Investment Officer of the Trust and as Vice President and Chief Investment Officer of the Advisor; Manny Weiss serves as Vice President of the Trust and as Portfolio Manger and Principal of the Advisor; John Kirby serves as Vice President of the Trust and as Portfolio Manager of the Advisor; Larry Vasquez serves as Vice President of the Trust and as Vice President and Portfolio Manager of the Advisor; and Mark Gilbert serves as Vice President and Chief Compliance Officer of the Trust and as Chief Compliance Officer of the Advisor. The address of each executive officer of the Trust, except for Mr. Nuzum, is 99 High Street, Boston, Massachusetts 02110. Mr. Nuzum’s address is 1166 Avenue of the Americas, New York, New York 10036.

JACKSON SQUARE PARTNERS, LLC

Jackson Square Partners, LLC (“Jackson Square”) is located at 101 California Street, Suite 3750, San Francisco, California, 94111. Jackson Square is a Delaware limited liability company and a joint venture between Delaware Investments Advisers Partner, Inc., an affiliate of Delaware Investments Fund Advisers, and California Street Partners, LLC, a Delaware limited liability company. Jackson Square is registered as an investment adviser with the SEC under the Advisers Act. The Jackson Square Subadvisory Agreement is dated May 1, 2014.

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Jackson Square was approved by the Board to serve as a subadvisor to the Fund at the Meeting. Jackson Square is not affiliated with the Advisor, and Jackson Square discharges its responsibilities subject to the oversight and supervision of the Advisor. As indicated above, the Subadvisor is paid by the Advisor and not by the Fund. No increase in the advisory fees paid by the Fund to the Advisor resulted from the appointment of Jackson Square as a subadvisor to the Fund, or from the implementation of the Jackson Square Subadvisory Agreement. The fees paid by the Advisor to Jackson Square depend upon the fee rates negotiated by the Advisor. In accordance with procedures adopted by the Board, a subadvisor to the Fund may effect portfolio transactions through an affiliated broker-dealer and the affiliated broker-dealer may receive brokerage commissions in connection therewith as permitted by applicable laws.

Jackson Square serves as an investment advisor or subadvisor for the registered investment company listed below, which has an investment objective similar to the Fund’s investment objective.

Name	Assets as of March 31, 2014 (in millions)	Annual Advisory Fee Rate (as a % of average daily net assets)

Delaware Smid Cap Growth Fund	$1,330	0.75% on first $500 million;
		0.70% on next $500 million;
		0.65% on next $1.5 billion;
		0.60% on assets in excess of $2.5 billion

The names and principal occupations of the principal executive officers of Jackson Square are listed below. The address of each principal executive officer, as it relates to the person’s positions with Jackson Square, is 101 California Street, Suite 3750, San Francisco, California, 94111.

Name	Principal Occupation

Jeffrey S. Van Harte	Chairman and Chief Investment Officer

Van Tran	Chief Financial Officer

Jason M. Ewasko	Chief Compliance Officer

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THE JACKSON SQUARE SUBADVISORY AGREEMENT

The Jackson Square Subadvisory Agreement was approved by the Board at the Meeting which was called, among other reasons, for the purpose of considering and approving the Jackson Square Subadvisory Agreement for an initial term of two years. Thereafter, continuance of the Jackson Square Subadvisory Agreement will require the annual approval of the Board, including a majority of the Independent Trustees. The Jackson Square Subadvisory Agreement provides that it will terminate automatically in the event of its assignment, except as provided otherwise by any rule, exemptive order issued by the SEC, or no-action letter provided or pursuant to the 1940 Act, or upon the termination of the Management Agreement.

The terms of the Jackson Square Subadvisory Agreement are identical in all material respects to the terms of the subadvisory agreement that was in place with DIFA and, other than the rate of compensation paid by the Advisor to the Subadvisor, is substantially similar to the terms contained in the subadvisory agreement in effect between the Advisor and Westfield Capital Management Company, L.P. and Palisade Capital Management, L.L.C., the Fund’s other subadvisors.

The Jackson Square Subadvisory Agreement provides that the Subadvisor, among other duties, will make all investment decisions for the Subadvisor’s allocated portion of the Fund’s investment portfolio. The Subadvisor, subject to the supervision of the Board and the Advisor, will conduct an ongoing program of investment, evaluation, and, if appropriate, sale and reinvestment of the Subadvisor’s allocated portion of the Fund’s assets.

The Jackson Square Subadvisory Agreement provides for the Subadvisor to be compensated based on the average daily net assets of the Fund allocated to the Subadvisor. The Subadvisor is compensated from the fees that the Advisor receives from the Fund. The Subadvisor generally will pay all expenses it incurs in connection with its activities under the Jackson Square Subadvisory Agreement, other than the costs of the Fund’s portfolio securities and other investments.

The Jackson Square Subadvisory Agreement may be terminated at any time, without the payment of any penalty, by: (i) the vote of a majority of the Board, the vote of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act), or the Advisor, or (ii) the Subadvisor, on not less than ninety (90) days’ written notice to the Advisor and the Trust.

BOARD OF TRUSTEES’ CONSIDERATIONS

At the Meeting, Mercer recommended the appointment of Jackson Square to serve as a subadvisor to the Fund. The Advisor’s recommendation of Jackson Square was based upon, among other factors: (i) the Advisor’s views regarding the Focus Growth Team’s record as an effective manager of portfolios of small- and mid-capitalization U.S. growth equity securities and (ii) the Advisor’s high degree of conviction in Jackson Square’s portfolio management team, including the Focus Growth Team’s historical performance record managing the Fund while employed with DIFA.

At the Meeting, the Board, including the Independent Trustees, considered and approved the Jackson Square Subadvisory Agreement. In considering the approval of the Jackson Square

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Subadvisory Agreement, the Board considered the information and materials from the Advisor, the Subadvisor and counsel, that included, as to the Subadvisor and the Fund: (i) a copy of the Jackson Square Subadvisory Agreement; (ii) information regarding the process by which the Advisor had reviewed, selected, and recommended Jackson Square for the Board’s approval, and MIM’s rationale for recommending that Jackson Square be appointed as a subadvisor to the Fund, and how Jackson Square would supplement the Fund’s other subadvisors; (iii) the nature, extent, and quality of the services that Jackson Square proposed to provide to the Fund; (iv) the investment management business, portfolio management personnel, operations, prior investment experience and reputation of the Focus Growth Team members who transitioned over to Jackson Square; (v) Jackson Square’s brokerage and trading policies and practices; (vi) the level of subadvisory fees to be charged by Jackson Square for its services to the Fund, and a comparison of those fees to other accounts that Jackson Square will be managing; (vii) a summary of Jackson Square’s compliance program; (viii) information regarding the Focus Growth Team’s historical performance returns managing its allocated portion of the Fund’s portfolio and investment mandates similar to the Fund’s investment mandate, and a comparison of such performance to a relevant index; and (ix) the financial condition of Jackson Square.

In addition, the Board considered presentations made by, and discussions held with, representatives of the Advisor. The Board considered and analyzed factors that the Board deemed relevant with respect to Jackson Square and the Focus Growth Team members, including: the nature, extent, and quality of the services expected to be provided to the Fund by Jackson Square; Jackson Square’s management style and investment decision-making process; the Focus Growth Team’s historical performance record managing investment products similar to the Fund while employed with DIFA; the qualifications and experience of the members of Jackson Square’s portfolio management team while employed at DIFA; and Jackson Square’s staffing levels and overall resources. The Independent Trustees also took into consideration the nature and extent of the oversight duties performed by the Advisor in connection with each of the subadvisors, which includes extensive management and compliance due diligence with respect to the management and operations of each of the subadvisors. Additionally, the Independent Trustees received assistance and advice regarding legal and industry standards, and reviewed materials supplied by their independent legal counsel.

In particular, and as to Jackson Square, the Board, including the Independent Trustees, considered the following factors:

(a)	The nature, extent, and quality of the services to be provided by Jackson Square. The Independent Trustees reviewed the nature, extent, and quality of the services to be provided by Jackson Square to the Fund. The Board discussed the specific investment management process that Jackson Square will employ to manage its allocated portion of the Fund’s investment portfolio (which was described in detail in the materials provided by Jackson Square), the qualifications of Jackson Square’s portfolio managers and investment management personnel with regard to implementing the investment mandate relating to the allocated portion of the Fund’s investment portfolio that Jackson Square would be managing, and the performance record of the Focus Growth Team as compared to a relevant benchmark. The Board considered Jackson Square’s infrastructure and resources, and whether Jackson Square’s organization appeared to support Jackson Square’s strategy adequately. The Board also discussed the Advisor’s review, selection, and due diligence process with

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respect to Jackson Square, and the Advisor’s favorable assessment as to the nature, extent, and quality of the subadvisory services expected to be provided to the Fund by Jackson Square.

Based on their consideration and review of the foregoing information, the Board concluded that the nature, extent, and quality of the subadvisory services expected to be provided by Jackson Square, as well as Jackson Square’s ability to render such services based on Jackson Square’s expected operations, and resources and the experience of the members of the Focus Growth Team, were appropriate for the Fund, in light of the Fund’s investment objective, and the mandate relating to the allocated portion of the Fund’s investment portfolio that Jackson Square would manage.

(b) Comparison of the services to be rendered and fees to be paid to Jackson Square under other advisory and subadvisory contracts, such as those with other clients. The Board discussed the services that would be rendered by Jackson Square and evaluated the compensation to be paid to Jackson Square by the Advisor for those services. The Board noted that the services that Jackson Square would furnish to the Fund appeared to be comparable to the services that the Focus Growth Team currently provides to its other advisory and subadvisory clients having similar investment strategies. The Trustees also considered comparisons of the fees that will be paid to Jackson Square by the Advisor in light of the fees that are expected to be charged by Jackson Square to its other advisory clients, as disclosed in Jackson Square’s Form ADV, Part 2A (Firm Brochure) and in its 15(c) Questionnaire responses, including commingled and separate accounts. The Board also considered that the fees agreed to by Jackson Square were the result of an arm’s length bargain negotiated by unaffiliated parties.

The Board considered the review, selection, and due diligence process employed by the Advisor, in determining to recommend Jackson Square to serve as a subadvisor to the Fund, and the Advisor’s reasons for concluding that the subadvisory fees to be paid by the Advisor to Jackson Square for its services to the Fund were reasonable. The Board emphasized in their discussions that the subadvisory fees of Jackson Square would be paid by the Advisor, and were not additional fees to be borne by the Fund or its shareholders. Based on their discussion, the Board concluded that, in light of the nature, quality, and extent of the services expected to be provided, the proposed fees to be paid to Jackson Square with respect to the assets of the Fund to be allocated to Jackson Square appeared to be reasonable in relation to the services expected to be provided by Jackson Square. The Board also considered the potential “fallout” or ancillary benefits that may accrue to Jackson Square from its relationship with the Fund and concluded that they were reasonable.

Since the fees to be paid to Jackson Square were the result of arm’s length bargaining between unaffiliated parties, and given the Advisor’s economic incentive to negotiate a reasonable fee, the potential profitability of Jackson Square was not considered relevant to the Independent Trustees’ deliberations. The Board took note of the Advisor’s explanation that the recommended appointment of Jackson Square was not affected by the impact that the appointment would have on the Advisor’s revenues and profitability. On the basis of these considerations, the Board concluded that, in light of the nature, extent, and quality of the services expected to be provided by Jackson Square and the proposed fees to be paid to Jackson Square by the Advisor for managing its allocated portion of the Fund, the potential benefits accruing to Jackson Square as a

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result of serving as a subadvisor to the Fund were reasonable in relation to the services that were expected to be provided by Jackson Square to the Fund.

(c) Investment performance of the Fund and the Focus Growth Team of Jackson Square. The Board considered the Focus Growth Team’s prior investment performance in managing its allocated portion of the Fund’s portfolio as a factor in evaluating the Jackson Square Subadvisory Agreement. The Board also considered the Advisor’s conclusions, and the reasons supporting the Advisor’s conclusions, that the performance record of the Focus Growth Team supported the approval of the Jackson Square Subadvisory Agreement.

Conclusion. Following consideration of the foregoing factors, it was reported that no single factor was determinative to the decisions of the Trustees. Based on these factors, along with the determination of the Advisor at the conclusion of its review, selection, and due diligence process to recommend Jackson Square to serve as a new subadvisor to the Fund, and such other matters as were deemed relevant, the Trustees concluded that the proposed fee rate for Jackson Square was reasonable in relation to the services that were expected to be provided to the Fund. As a result, the Board, including all of the Independent Trustees, concluded that the approval of the Jackson Square Subadvisory Agreement was in the best interests of the Fund and its shareholders and approved the Jackson Square Subadvisory Agreement.

GENERAL INFORMATION

Administrative and Accounting Services

State Street Bank and Trust Company (the “Administrator”), located at 200 Clarendon Street, Boston, Massachusetts 02116, serves as the administrator of the Fund. The Administrator performs various services for the Fund, including fund accounting, daily and ongoing maintenance of certain Fund records, calculation of the Fund’s net asset value, and preparation of shareholder reports.

The Advisor provides certain internal administrative services to the Class S, Class Y-1, and Class Y-2 shares of the Fund, for which the Advisor is entitled to receive a fee of 0.15%, 0.10%, and 0.05% of the average daily net assets of the Class S, Class Y-1, and Class Y-2 shares, respectively. For the fiscal year ended March 31, 2014, the Fund did not pay any fees to the Advisor for internal administrative services.

Principal Underwriting Arrangements

MGI Funds Distributors, LLC (the “Distributor”), located at 899 Cassatt Road, Berwyn, PA 19312, is a Delaware limited liability company that is a subsidiary of Foreside Distributors, LLC. The Distributor acts as the principal underwriter of each class of shares of the Fund under an Underwriting Agreement with the Fund. The Underwriting Agreement requires the Distributor to use its best efforts, consistent with its other businesses, to sell shares of the Fund.

Payments to Affiliated Brokers

For the fiscal year ended March 31, 2014, the Fund did not pay any commissions to affiliated brokers.

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Record of Beneficial Ownership

As of March 31, 2014, the Fund had 31,932,265 total shares outstanding, and Mercer Collective Trust: Mercer US Small Mid Cap Growth Equity Portfolio held 25,113,500 shares, representing 78.65% of the Fund’s total shares outstanding and Mercer Phoenix Investment Portfolio held 2,040,522 shares representing 6.39% of the Fund total shares outstanding.

SHAREHOLDER REPORTS

Additional information about the Fund’s investments is available in the Fund’s annual and semi-annual reports to shareholders. In the Fund’s annual report, you will find a discussion of the market conditions and investment strategies that significantly affected the Fund’s performance during its last fiscal year. A copy of the Fund’s most recent annual report to shareholders and the most recent semi-annual report succeeding the annual report to shareholders (when available) may be obtained, without charge, by calling your plan administrator or recordkeeper or financial advisor, or by calling the Trust toll-free at 1-888-887-0619.

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